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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)
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



                            DELAWARE                                                          36-3145972
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            (State of Incorporation or Organization)                              (IRS Employer Identification no.)

                1585 Broadway, New York, New York                                               10036
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            (Address of Principal Executive Offices)                                          (Zip Code)

If this Form relates to the registration of a class of securities       If this Form relates to the registration of a class of
pursuant to Section 12(b) of the Exchange Act and is                    securities pursuant to Section 12(g) of the Exchange
effective pursuant to General Instruction A.(c), please check           Act and is effective pursuant to General Instruction
the following box. [X]                                                  A.(d), please check the following box. [ ]

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Securities Act registration statement file number to which this form relates:
333-46935
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Securities to be registered pursuant to Section 12(b) of the Act:

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
                      Title of Each Class                                            Name of Each Exchange on Which
                      to be so Registered                                            Each Class is to be Registered
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Medium-Term Notes, Series C (1.0% Senior Fixed Rate                     THE AMERICAN STOCK EXCHANGE, INC.
Notes) Due July 29, 2005
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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               Item 1. Description of the Registrant's Securities to be
         Registered.

               The title of the class of securities to be registered hereunder is: Medium-Term Notes, Series C (1.0%Senior Fixed Rate Notes) Due July 29, 2005 (the "1.0% Cisco Exchangeable Notes"). A description of the 1.0% Cisco Exchangeable Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-46935) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated March 26, 1998 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the 1.0% Cisco Exchangeable Notes contained in the pricing supplement dated July 23, 1998 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the 1.0% Cisco Exchangeable Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

               Item 2. Exhibits.

               The following documents are filed as exhibits hereto:

               4.1 Proposed form of Global Note evidencing the 1.0% Cisco Exchangeable Notes.



                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MORGAN STANLEY DEAN WITTER & CO
                                       (Registrant)


Date: July 29, 1998                    By: /s/ Ronald T. Carman
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                                           Name:  Ronald T. Carman
                                           Title: Assistant Secretary

                                INDEX TO EXHIBITS



Exhibit No.                                                             Page No.

4.1 Proposed form of Global Note evidencing the 1.0% Cisco
    Exchangeable Notes                                                    A-1